UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 22, 2008

Hines Real Estate Investment Trust, Inc.
__________________________________________

(Exact name of registrant as specified in its charter)

Maryland	000-50805	20-0138854
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2800 Post Oak Blvd, Suite 5000, Houston, Texas		77056-6118
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(888) 220-6121

Not Applicable
______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On May 29, 2008, Hines Interests Limited Partnership ("Hines") the sponsor of Hines Real Estate Investment Trust, Inc. ("Hines REIT" or the "Company") issued a press release relating to Hines REIT's acquisition of 4050 and 4055 Corporate Drive. A copy of such press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K. Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein are deemed to have been furnished and shall not be deemed to be "filed" under the Securities Exchange Act of 1934.

Item 8.01 Other Events.

On May 22, 2008, Hines REIT DFW Corporate Drive LP, a subsidiary of Hines REIT, acquired 4050 and 4055 Corporate Drive, a two-building industrial complex located in the DFW Airport East submarket of Dallas, Texas. The buildings consist of 643,429 square feet of rentable area that is 100% leased to multiple tenants, including but not limited to Kay Chemical, FleetPride Corporation, Verizon Communications, Inc. and John H. Harland/Harland Clarke. The contract purchase price of 4050/4055 Corporate Drive was $42.8 million, exclusive of transaction costs, financing fees and working capital reserves.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits-

Press Release of Hines dated May 29, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hines Real Estate Investment Trust, Inc.

May 29, 2008	By:	/s/ Ryan T. Sims
Name: Ryan T. Sims
Title: Chief Accounting Officer

Exhibit Index

Exhibit No.	Description
99.1	Press Release of Hines dated May 29, 2008